UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 22, 2006

SMART & FINAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 869-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2006, the Board of Directors of Smart & Final Inc. (the “Board”) approved changes in the compensation payable to members of the Board, effective January 1, 2006.

The annual cash retainer for all non-employee directors of the Board is $30,000; previously the cash retainer was $20,000. Those non-employee directors that are not affiliated with the Company’s majority shareholder, Casino Guichard-Perrachon, S.A. (“Groupe Casino”) also receive an annual equity retainer grant of the Company’s common stock with a value of $20,000. The value of the equity retainer has not changed, however, the eligible directors may elect at the time of grant to receive the retainer value in cash.

The Company’s Board has previously made discretionary grants of stock options to non-employee directors that are not affiliated with Groupe Casino. In 2004 and 2005 this discretionary grant was 4,000 stock options each year at the market price on the date of grant. This discretionary award of stock options has been replaced with an annual grant of restricted stock with a value of $32,000, subject to a one year vesting period, to be granted on the date of the Company’s Annual Meeting of Stockholders. In addition, the Company has had a policy of awarding newly elected or appointed non-employee directors who are not affiliated with Groupe Casino, an initial grant of 22,500 stock options. This initial grant to such new directors has been changed to a grant of restricted stock with a value of $58,000, subject to a one year vesting period.

All committee chair fees and meeting fees of the Board remain unchanged.

Consistent with our current practice, Mr. Ross Roeder as our non-executive Chairman of the Board (and who is also not affiliated with Groupe Casino), receives twice the annual cash and equity retainer fees paid to similarly situated members of the Board, but does not receive any meeting fees or fees related to his chairmanship of the Corporate Governance committee.

Item 5.02(b) and (d) Resignation of Director and Appointment of New Director.

On February 22, 2006, Mr. Pascal Announ tendered his resignation as a director of Smart & Final Inc., effective upon the appointment of his successor. Mr. Announ is an employee of Groupe Casino.

On February 22, 2006, the Board appointed Mr. Hakim Aouani to serve as a director for the remainder of Mr. Announ’s term, and to replace Mr. Announ as a member of the Corporate Governance committee. Mr. Aouani will serve until the Annual Meeting of Stockholders, anticipated to be on May 17, 2006, when the entire Board will be elected. Mr. Aouani is an employee of Groupe Casino.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL INC.

Date: February 27, 2006	By:	/s/ Donald G. Alvarado
Donald G. Alvarado Senior Vice President and Corporate Secretary